UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2019

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On August 5, 2019, Advanced BioEnergy, LLC issued a press release announcing that on August 1, 2019, together with its subsidiary ABE South Dakota, LLC (collectively, “ABE” or the ‘‘Company’’), it had entered into an Asset Purchase Agreement with Glacial Lakes Energy, LLC (“GLE”), based in Watertown, South Dakota, under which the Company agreed to sell its Aberdeen and Huron South Dakota ethanol plants to GLE for $47.5 million, plus the value of ABE inventory at the time of closing. A copy of the press release is attached as Exhibit 99.1.

On August 5, 2019, GLE’s affiliate Glacial Lakes Corn Processers (“GLCP”) provided ABE with a copy of a Letter and Frequently Asked Questions information that GLCP is sending to GLCP members, some of whom are ABE unitholders. A copy of the GLCP Letter and Frequently Asked Question information is attached as Exhibit 99.2.

These communications are being filed pursuant to SEC Rule 14a-12.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

99.1	Advanced BioEnergy, LLC press release dated August 5, 2019.

99.2	Glacial Lakes Corn Processers August 2019 Letter and Frequently Asked Questions information sent to GLCP Members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:  August 5, 2019